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                                                                    EXHIBIT 23.1

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of International Flavors & Fragrances Inc., which is incorporated by reference in International Flavors & Fragrances Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 28, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP



New York, New York
January 30, 2003